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                                                                     Exhibit 2.1


                                                                  EXECUTION COPY


                                    AMENDMENT
                                       TO
                  AGREEMENT AND PLAN OF MERGER AND CONTRIBUTION

     THIS AMENDMENT TO AGREEMENT AND PLAN OF MERGER AND CONTRIBUTION, dated as of August 28, 2000 (the "Amendment"), by and among

     - VERMONT PURE HOLDINGS, LTD., a publicly traded Delaware corporation ("Holdings"),

     - VP MERGER PARENT, INC., a Delaware corporation with no outstanding capital stock ("Parent"),

     - VP ACQUISITION CORP., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"),

     - CRYSTAL ROCK SPRING WATER COMPANY, a Connecticut corporation (the "Company"), and

     - HENRY E. BAKER, JOHN B. BAKER, PETER K. BAKER and the other stockholders of the Company listed on EXHIBIT D to the Merger Agreement (as defined hereinafter), being all of the stockholders of the Company (the "Stockholders").

                                    RECITALS

     The parties listed and referred to above have entered into an Agreement and Plan of Merger and Contribution dated as of May 5, 2000 (the "Merger Agreement") and now wish to amend the Merger Agreement as set forth below. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.

     To effect these amendments, Holdings, Parent, Merger Sub, the Company and the Stockholders hereby agree as follows:

          I. Article 8 of the Merger Agreement is hereby amended by inserting after Section 8.2.11 thereof the following new Section 8.2.12, and by designating the existing Section 8.2.12 as Section 8.2.13:

          8.2.12. DELIVERY OF REGISTRATION RIGHTS AGREEMENT. The obligations of the CRI Parties shall be subject to the condition that VP Merger Parent shall have executed and delivered a registration rights agreement substantially in the form of Exhibit O hereto.

          II. Article 10 of the Merger Agreement is hereby amended by deleting the words "August 31, 2000" from Section 10.1(e) and by inserting in place thereof the words "October 20, 2000". As so amended, Section 10.1(e) shall read in its entirety as follows:


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               (e) by any party hereto if the Merger shall not have been
          consummated by October 20, 2000, provided that the right to terminate this Agreement under this Section 10.1(e) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date.

             III. The parties hereby ratify and confirm the Merger Agreement in all other respects. Except as expressly modified hereby, the Merger Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as an agreement under seal as of the date first above written.

                                            VERMONT PURE HOLDINGS, LTD.


                                            By: /s/ Bruce MacDonald
                                               -------------------------------
                                               Bruce MacDonald
                                               Title: Chief Financial Officer


                                            VP MERGER PARENT, INC.


                                            By: /s/ Bruce MacDonald
                                               -------------------------------
                                               Bruce MacDonald
                                               Title: Chief Financial Officer


                                            VP ACQUISITION CORP.


                                            By: /s/ Bruce MacDonald
                                               -------------------------------
                                               Bruce MacDonald
                                               Title: Chief Financial Officer


                                            CRYSTAL ROCK SPRING WATER COMPANY


                                            By: /s/ Peter K. Baker
                                               -------------------------------
                                               Peter K. Baker
                                               Title: Co-President

                                               /s/ Henry E. Baker
                                               --------------------------------
                                               HENRY E. BAKER



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                                               /s/ Joan A. Baker
                                               --------------------------------
                                               JOAN A. BAKER


                                               /s/ Peter K. Baker
                                               --------------------------------
                                               PETER K. BAKER


                                               /s/ John B. Baker
                                               --------------------------------
                                               JOHN B. BAKER


                                               /s/ Ross Rapaport
                                               --------------------------------
                                               PETER K. BAKER LIFE INSURANCE
                                               TRUST, ROSS RAPAPORT, TRUSTEE
                                               (AND NOT INDIVIDUALLY)


                                               /s/ Ross Rapaport
                                               --------------------------------
                                               JOHN B. BAKER LIFE INSURANCE
                                               TRUST, ROSS RAPAPORT, TRUSTEE
                                               (AND NOT INDIVIDUALLY)


                                               /s/ Ross Rapaport
                                               --------------------------------
                                               ROSS RAPAPORT, TRUSTEE U/T/A
                                               DATED 12/16/91 F/B/O JOAN BAKER
                                               ET AL. (AND NOT INDIVIDUALLY)




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                                LIST OF EXHIBITS

Exhibit O      Form of Registration Rights Agreement